UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LONGVIEW FIBRE COMPANY

(Name of Registrant as Specified In Its Charter)

OBSIDIAN FINANCE GROUP, LLC

THE CAMPBELL GROUP, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On June 6, 2006, Obsidian Finance Group, LLC and The Campbell Group, LLC first released a presentation relating to Longview Fibre Company to the shareholders thereof. A copy of the presentation is filed herewith as Exhibit 1.

Shareholders of Longview Fibre are advised to read the definitive solicitation statement filed by Obsidian Finance Group, LLC and The Campbell Group, LLC in connection with their solicitation of agent designations from Longview Fibre shareholders, because the solicitation statement contains important information. Shareholders and other interested parties may obtain, free of charge, copies of the definitive solicitation statement, information regarding the identity of the participants in the solicitation and other relevant documents filed by Obsidian and Campbell with the SEC from the SEC website at www.sec.gov. The definitive solicitation statement also will be provided for free upon request to shareholders by Obsidian and Campbell.